UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-6740

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2009, the Board of Directors of White River Capital, Inc. (“White River”) approved an amendment to White River’s Code of By-Laws (the “Bylaws”) to add a new Section 11 to Article IV thereof to elect not to be governed by new subsection 23-1-33-6(c) of the Indiana Business Corporation Law (the “IBCL”).  The new IBCL subsection, which became effective July 1, 2009, imposes mandatory staggered terms for the members of the board of directors of all public companies incorporated in Indiana, unless, on or before July 31, 2009, the company adopts a bylaw provision expressly electing not to be governed by the subsection.  Even if a company elects to “opt-out” of the mandatory IBCL staggered board requirement, the company may maintain or adopt a staggered board in compliance with Indiana law pursuant to the provisions of the company’s articles of incorporation or bylaws.  A company that opts-out on or before July 31, 2009 may rescind the opt-out election and cause the company to become subject to the staggered-board requirement in IBCL Section 23-1-33-6(c).  White River currently does not have a staggered Board of Directors, and each of its directors is elected at the annual meeting of shareholders.

The above description of the amendment to the Bylaws is not complete and is qualified in its entirety by reference to the full text of the amended Bylaws, a copy of which is filed as Exhibit 3.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Code of By-Laws of White River Capital, Inc. (amended as of July 24, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Capital, Inc.
Date: July 28, 2009

	By:	/s/ Martin J. Szumski
Printed Name: Martin J. Szumski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Code of By-Laws of White River Capital, Inc. (amended as of July 24, 2009)